                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     /X/ Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     / / Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                     DAISYTEK INTERNATIONAL CORPORATION
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- - --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- - --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- - --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------
     (5) Total fee paid:

- - --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- - --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- - --------------------------------------------------------------------------------
     (3) Filing Party:

- - --------------------------------------------------------------------------------
     (4) Date Filed:

- - --------------------------------------------------------------------------------

                       DAISYTEK INTERNATIONAL CORPORATION
                          500 NORTH CENTRAL EXPRESSWAY
                               PLANO, TEXAS 75074





Dear Stockholder:

                 You are cordially invited to attend the Annual Meeting of Stockholders of Daisytek International Corporation (the "Company"), which will be held at the Stonebriar Country Club in Frisco, Texas, on Friday, August 2, 1996, at 10:00 a.m. (local time).

                 At the Annual Meeting, stockholders will be asked to elect directors, approve an amendment to the Company's certificate of incorporation increasing the number of authorized shares of common stock, adopt the Company's Non-Employee Director Stock Option and Retainer Plan and ratify the appointment of Arthur Andersen LLP as the Company's independent auditors. Information about these matters is contained in the attached Proxy Statement.

                 The Company's management would greatly appreciate your attendance at the Annual Meeting. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS MOST IMPORTANT THAT YOUR SHARES BE REPRESENTED. Accordingly, please sign, date and return the enclosed proxy card which will indicate your vote upon the matters to be considered. If you do attend the meeting and desire to vote in person, you may do so by withdrawing your proxy at that time.

                 I sincerely hope you will be able to attend the Annual Meeting, and I look forward to seeing you on August 2, 1996.

                                   Sincerely,




                                   David A. Heap
                                   Chairman and Chief Executive Officer

June 26, 1996

                       DAISYTEK INTERNATIONAL CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 2, 1996

                 The Annual Meeting of Stockholders of Daisytek International Corporation (the "Company") will be held on Friday, August 2, 1996, at 10:00 a.m. at the Stonebriar Country Club, Frisco, Texas, for the following purposes:

                 1.       To elect two Class II directors;

                 2. To consider and act upon an amendment to the Company's Amended and Restated Certificate of Incorporation increasing the number of authorized shares of common stock;

                 3. To consider and act upon a proposal to approve the Company's Non-Employee Director Stock Option and Retainer Plan;

                 4. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending March 31, 1997; and

                 5. To transact such other business as may properly come before the meeting or any adjournment thereof.

                 The Board of Directors has fixed the close of business on June 20, 1996 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Each stockholder, even though he or she may presently intend to attend the Annual Meeting, is requested to execute and date the enclosed proxy card and return it without delay in the enclosed postage-paid envelope. Any stockholder present at the Annual Meeting may withdraw his or her proxy card and vote in person on each matter properly brought before the Annual Meeting.

                 Please sign, date and mail the enclosed proxy in the enclosed envelope promptly, so that your shares of stock may be represented at the meeting.

                                        By Order of the Board of Directors



                                        Harvey H. Achatz
                                        Secretary

Plano, Texas
June 26, 1996

                       DAISYTEK INTERNATIONAL CORPORATION
                          500 NORTH CENTRAL EXPRESSWAY
                               PLANO, TEXAS 75074
                                 (214) 881-4700

                                PROXY STATEMENT

                 This Proxy Statement is furnished to the stockholders of Daisytek International Corporation, a Delaware corporation ("Daisytek" or the "Company"), in connection with the solicitation of proxies for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting"), to be held at the Stonebriar Country Club, Frisco, Texas, on Friday, August 2, 1996, at 10:00 a.m., and at any and all adjournments thereof.

                 This solicitation is being made on behalf of the Board of Directors of the Company. This Proxy Statement, Notice of Annual Meeting of Stockholders, the enclosed proxy card and the Company's 1996 Annual Report were first mailed to stockholders on or about June 26, 1996.

                 The shares represented by a proxy in the enclosed form, if such proxy is properly executed and is received by the Company prior to or at the Annual Meeting, will be voted in accordance with the specifications made thereon. Proxies on which no specification has been made by the stockholder will be voted:

                 (i) in favor of the election of the two nominees to the Board of Directors listed in this Proxy Statement;

                 (ii) in favor of the amendment to the Company's Amended and Restated Certificate of Incorporation;

                 (iii) in favor of the adoption of the Company's Non-Employee Director Stock Option and Retainer Plan; and

                 (iv) to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending March 31, 1997.

                 Any proxy given by a stockholder may be revoked at any time before its exercise by sending a subsequently dated proxy or by giving written notice of revocation, in each case, to the Company's Secretary, at the Company's principal executive offices at the address set forth above. Stockholders who attend the Annual Meeting in person may withdraw their proxies at any time before their shares are voted by voting their shares in person.

                 Stockholders of record at the close of business on June 20, 1996 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the issued and outstanding voting securities of
the Company consisted of [         ] shares of common stock, par value

$.01 per share (the "Common Stock"), each of which is entitled to one vote on all matters which may properly come before the Annual Meeting or any adjournment thereof.

                 The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Each item presented herein to be voted on at the Annual Meeting must be approved by the affirmative vote of a majority of the holders of the number of shares present either in person or represented by proxy. The inspector of elections appointed by the Company will count all votes cast, in person or by submission of a properly executed proxy, before the closing of the polls at the meeting. Abstentions and "broker non-votes" (nominees holding shares for beneficial owners who have not voted on a specific matter) will be treated as present for purposes of determining whether a quorum is present at the Annual Meeting. However, abstentions and broker non-votes will have no effect on the vote, because the vote required is a majority of the votes actually cast (assuming the presence of a quorum).

                 All references in this Proxy Statement to the Company's fiscal year mean the 12 month period ending on March 31 of such year.

                                     ITEM I

                             ELECTION OF DIRECTORS

                 Since the date of the Company's last Annual Meeting of Stockholders, the Board of Directors has expanded the size of the Board to seven members which are divided into three classes. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The term of Class II directors expires at the Annual Meeting. Each director elected as a Class II director at the Annual Meeting will have a term of three years. The nominees for the Class II directors are Mark C. Layton and Timothy M. Murray who have been nominated and recommended by the Board of Directors. If elected, Messrs. Layton and Murray are expected to serve until the Company's 1999 annual meeting of stockholders and until their successors are elected and qualified. The shares represented by proxies in the accompanying form will be voted for the election of these nominees unless authority to so vote is withheld. The Board of Directors has no reason to believe that such nominees will not serve if elected, but if they should become unavailable to serve as directors, and if the Board designates substitute nominees, the persons named as proxies will vote for the substitute nominees designated by the Board. Directors will be elected by a majority of the votes cast at the Annual Meeting.

                 The following information, which has been provided by the individuals named, sets forth the nominees for election to the Board of Directors and the continuing Class I and III directors, such person's name, age, principal occupation or employment during at least the past five years, the name of the corporation or other organization, if any, in which such occupation or employment is carried on and the period during which such person has served as a director of the Company.

                        DIRECTORS STANDING FOR ELECTION
                                    CLASS II

                    TERM EXPIRES AT THE 1999 ANNUAL MEETING

                 MARK C. LAYTON, age 36, has served as President, Chief Operating Officer and Chief Financial Officer of the Company since 1993, as a Director since 1988, as Executive Vice President from 1990 to 1993 and as Vice President - Operations from 1988 to 1990. Mr. Layton served as a management consultant with Arthur Andersen & Co., S.C. for six years through 1988 specializing in wholesale and retail distribution and technology. Mr. Layton is primarily responsible for the Company's day-to-day operations and general business and financial activity.

                 TIMOTHY M. MURRAY, age 43, has served as a Director of the Company since 1991. Mr. Murray is a Principal of William Blair & Company, L.L.C., an investment banking firm he joined in 1979. Mr. Murray is also a director of several privately held corporations. Mr. Murray is a non-employee Director.

                         DIRECTORS CONTINUING IN OFFICE
                                    CLASS I

                    TERM EXPIRES AT THE 1998 ANNUAL MEETING

                 CHRISTOPHER YATES, age 41, was appointed Senior Vice President
- - - Business Development in February 1996 and has served as Vice President - Business Development from November 1995 to February 1996, as a Director of the Company since February 1995, as Vice President-Marketing from January 1994 to November 1995, as Vice President-Sales from 1988 to 1994 and in various other sales capacities for the Company since 1982. Prior to joining the Company, Mr. Yates served in various sales capacities for ISA International plc (and its predecessors) ("ISA"), a distributor of computer supplies in Western Europe. Mr. Yates is primarily responsible for business development, special projects and other sales related functions.

                 MICHAEL P. KRASNY, age 42, was recently appointed a Director of the Company. Mr. Krasny is the founder of CDW Computer Centers, Inc. ("CDW"), a direct discount marketer of microcomputer hardware and peripherals, software, networking products and accessories. Mr. Krasny currently serves as Chairman of the Board, Chief Executive Officer, Secretary and Treasurer of CDW and has had similar positions and responsibilities with CDW since its inception in 1984. Mr. Krasny is a non-employee Director.

                                   CLASS III

                    TERM EXPIRES AT THE 1997 ANNUAL MEETING

                 DAVID A. HEAP, age 52, has served as Chairman of the Board and Chief Executive Officer of the Company since 1982 and as President from 1982 to 1990. From 1970 to 1985, Mr. Heap served as Chairman of ISA, a now publicly traded company he founded in England in 1970. Mr. Heap is primarily responsible for the Company's general business strategy and long-term planning.

                 EDGAR D. JANNOTTA, JR., age 35, has served as a Director of the Company since 1991. Mr. Jannotta is a Principal of William Blair & Company, L.L.C., an investment banking firm he joined in 1988. Mr. Jannotta is also a director of Gibraltar Packaging Group, Inc., a diversified packaging company. Mr. Jannotta is a non-employee Director.

                 PETER VIKANIS, age 45, was recently appointed a Director of the Company. Mr. Vikanis served as Chief Operating Officer and Director of ISA from 1991 to 1995. Mr. Vikanis is a non-employee Director.

EXECUTIVE OFFICERS

                 In addition to the individuals named above, the following are the names, ages and positions of the other executive officers of the Company:

                 JAMES R. POWELL, age 35, serves as Senior Vice President - Sales and Marketing, a position he has held since February 1996. Mr. Powell has served as Vice President - Sales from 1992 to 1996, and in various other sales capacities from 1988 to 1992. Prior to joining the Company, Mr. Powell was engaged in various sales and marketing activities.

                 HARVEY H. ACHATZ, age 55, serves as Vice President - Administration and Secretary, positions he has held since 1993 and 1984, respectively. Mr. Achatz has served as Vice President - Finance from 1985 to 1993, as Controller from 1981 to 1985 and as a Director from 1984 to 1990. Mr. Achatz is responsible for various administrative functions, including human resources.

                 RANDY L. STANCILL, age 36, serves as Vice President - Logistics, a position he has held since February 1996. Mr. Stancill has served as Vice President - Management Information Systems from 1992 to 1996 and in various other information systems capacities from 1988 to 1992. Prior to joining the Company, Mr. Stancill was employed by J.D. Edwards & Company, a computer software and systems firm.

                 THOMAS J. MADDEN, age 34, serves as Vice President - Finance, Treasurer and as Chief Accounting Officer, positions he has held since November 1994, March 1994 and 1992, respectively. From 1992 to 1994 he also served as Controller. From 1983 to 1992, Mr. Madden served in various capacities with Arthur Andersen & Co., S.C., including financial consulting and audit manager. Mr. Madden is a certified public accountant. Mr. Madden is responsible for the Company's treasury and accounting functions.

                 PETER D. WHARF, age 37, serves as Vice President - International Markets, a position he has held since February 1996. Mr. Wharf joined the Company in 1992 and has served in various export and international sales capacities since such time. Prior to joining the Company, Mr. Wharf served in various sales capacities for ISA.

MEETINGS OF THE BOARD

                 The Board of Directors met nine times during the Company's 1996 fiscal year. No Director attended fewer than 75% of the aggregate number of meetings of the Board and Committees on which such director served.

COMMITTEES OF THE BOARD

                 The Board of Directors currently has standing Audit, Compensation and Stock Option Committees.

                 The Audit Committee makes recommendations to the Board of Directors as to the engagement or discharge of the independent auditors, reviews the plan and results of the auditing engagement with the independent auditors, reviews the adequacy of the Company's system of internal accounting controls, monitors compliance with the Company's business conduct policy and directs and supervises investigations into matters within the scope of its duties. The Audit Committee met once during fiscal year 1996. The Audit Committee presently is composed of Messrs. Krasny and Murray who are non-employee directors.

                 The Compensation Committee approves, or in some cases recommends, to the Board, remuneration and compensation arrangements involving the Company's executive officers and other key employees. The Compensation Committee is presently composed of Messrs. Heap, Murray and Jannotta. During a portion of fiscal year 1996, the Compensation Committee also served as the Stock Option Committee to administer the Company's employee stock option plans. The Compensation Committee and Stock Option Committee met once in fiscal year 1996.

                 The Stock Option Committee administers the Company's employee stock option plans. The Stock Option Committee is presently composed of Messrs. Murray and Jannotta.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                 The current members of the Compensation Committee of the Company's Board of Directors are David Heap, Chairman of the Board and Chief Executive Officer of the Company, Timothy M. Murray and Edgar D. Jannotta, Jr. Prior to February 1996, Mr. Jannotta served on the Compensation Committee pursuant to a Stockholders Agreement (the "Stockholders Agreement") between the Company, Mr. Heap (and certain family trusts) and William Blair Leveraged Capital Fund, Limited Partnership ("WBLCF"). Under the terms of the Stockholders Agreement, Mr. Heap (and such trusts) and WBLCF agreed to vote their respective shares of Common Stock, at each annual or special meeting of stockholders at which directors are to be elected, for two representatives designated by WBLCF and for five representatives designated by David Heap. In addition, under the Stockholders Agreement, WBLCF had the right to designate one representative to each committee of the Company's Board of Directors, to the Board of Directors of each subsidiary of the Company (a "Sub Board") and to each Sub Board committee. In February 1996, following the consummation of a secondary offering of Common Stock by Mr. Heap and WBLCF, the Stockholders Agreement was terminated. See "Certain Relationships and Related Transactions."

COMPENSATION OF DIRECTORS

                 Commencing with the Company's 1997 fiscal year, each non-employee Director will receive an annual director's fee of $20,000 for each year in which he or she serves as a director. Non-employee directors will not receive additional Board or Committee meeting fees. If approved by stockholders at the Annual Meeting, the Company will adopt the Non-Employee Director Stock Option and Retainer Plan pursuant to which each non-employee director (i) may elect to receive payment of the director's fees in shares of Common Stock in lieu of cash, (ii) will receive an option to purchase 1,000 shares of Common Stock as of the date of the Annual Meeting at an exercise price equal to the fair market value of the Common Stock as of such date (as determined in accordance with the provisions of said Plan) and (iii) is entitled to receive future grants of options in accordance with the formula, and subject to the conditions precedent, set forth in said Plan. See "Proposal to Adopt the Company's Non-Employee Director Stock Option and Retainer Plan."

                 Directors who are employees of the Company or any of its subsidiaries do not receive additional compensation for service on the Board of Directors.

EXECUTIVE COMPENSATION

                 The following table sets forth the compensation paid or accrued by the Company to its Chief Executive Officer and to each of the four most highly compensated executive officers for services rendered during the fiscal years ended March 31, 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                                                   AWARDS
                                                                                ------------
                                                                                 NUMBER OF
                                                                                 SECURITIES
                                                  ANNUAL                         UNDERLYING      ALL OTHER
                                               COMPENSATION                       OPTIONS     COMPENSATION(2)
                              ----------------------------------------------    ------------   --------------
                                  YEAR            SALARY           BONUS(1)
                                  ----            ------           --------

NAME AND PRINCIPAL POSITION
- - ---------------------------
David A. Heap . . . . . . .        1996            $385,000        $280,676        37,833        $  8,636
  Chairman and Chief               1995             350,000        $171,000           --           24,701
  Executive Officer                1994             325,000          75,760           --           20,154

 Mark C. Layton . . . . . .        1996             276,386        $280,676        28,020        $  6,008
  President, Chief Operating       1995             250,971         171,000           --            3,967
  and Financial Officer            1994             213,621          75,760        32,078           3,874

 Christopher Yates. . . . .        1996             215,000        $ 92,623        20,138        $  2,430
  Senior Vice President -          1995             195,000             --            --            3,321
  Business Development             1994             150,000             --         12,688           3,488

 James R. Powell. . . . . .        1996             150,359        $ 70,169        14,004        $  3,707
  Senior Vice President -          1995             123,551             --            --            3,414
  Sales and Marketing              1994             108,852             --          9,788           1,822

 Thomas J. Madden. . . . . .       1996            $112,649             --         14,703        $  4,005
  Vice President - Finance,        1995              94,294             --            --              --
  Chief Accounting Officer         1994              81,904             --         11,600             --
  and Treasurer

- - ----------------------

(1) Such amounts are pursuant to an agreement between the Company and Messrs. Heap and Layton pursuant to which, subject to the Company's pre-tax net income (excluding such extraordinary, unusual or non-recurring items as the Board of Directors deems appropriate, in accordance with generally accepted accounting principles) ("EBT") for each fiscal year (as set forth in the Company's audited Consolidated Financial Statements) being equal to or greater than the EBT projected in the Company's approved budget for such fiscal year, Messrs. Heap and Layton are each entitled to receive a cash bonus equal to (i) 1% of EBT, to the extent EBT is 100% to 105% of the projected EBT and (ii) 5% of that portion of EBT which exceeds 105% of the projected EBT. For fiscal year 1996, Messrs. Powell and Yates received a cash bonus equal to (i) .25% and .33%, respectively, of EBT, to the extent EBT was 100% to 105% of projected EBT and (ii) 1.25% and 1.65%, respectively, of that portion of EBT which exceeds 105% of projected EBT.

(2) Represents compensation in respect of one or more of the following: personal use of Company automobiles; life insurance premiums paid by the Company for the benefit of the named executive officer; tax return preparation services paid by the Company; and personal travel expenses.

         The following table sets forth information with respect to grants of stock options during the year ended March 31, 1996, to the named executive officers reflected in the Summary Compensation Table:

                       OPTION GRANTS IN FISCAL YEAR 1996




                                                                                  POTENTIAL REALIZABLE
                                                                                    VALUE AT ASSUMED
                                                                                     ANNUAL RATES OF
                                                                                       STOCK PRICE
                                                                                     APPRECIATION FOR
                                       INDIVIDUAL GRANTS                              OPTION TERMS(2)
                        -----------------------------------------------------      --------------------
                        NUMBER OF      % OF TOTAL
                        SECURITIES      OPTIONS
                        UNDERLYING    GRANTED TO      EXERCISE
                         OPTIONS      EMPLOYEES IN      PRICE       EXPIRATION
         NAME            GRANTED      FISCAL YEAR     PER SHARE       DATE(1)         5%            10%
         ----           ----------    ------------    ---------     ----------      -------        -------
 David A. Heap ......     37,833         14.6          $ 19.50        5-9-05       $463,833      $1,175,850

 Mark C. Layton .....     28,020         10.8            19.50        5-9-05        343,525         870,862

 Christopher Yates...     20,138          7.7            19.50        5-9-05        246,892         625,889

 James R. Powell.....     14,004          5.4            19.50        5-9-05        171,689         435,244

 Thomas J. Madden....     14,703          5.7            19.50        5-9-05        180,259         456,969

- - ---------------------------

         (1) All of such options are subject to a three year cumulative vesting schedule under which 15% vested on May 9, 1996, 50% will vest on May 9, 1997 and 100% will vest on May 9, 1998.

         (2) These are hypothetical values using assumed annual rates of stock price appreciation as prescribed by the rules of the Securities and Exchange Commission.

                 The following table sets forth information concerning the aggregate stock option exercises during the fiscal year ended March 31, 1996 and stock option values as of the end of fiscal year 1996 for unexercised stock options held by each of the named executive officers:

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996
                       AND FISCAL YEAR END OPTION VALUES

                                                             NUMBER OF
                                                         SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                        NUMBER OF                         UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                          SHARES                           AT FISCAL YEAR END          AT FISCAL YEAR END(1)
                       ACQUIRED ON       VALUE         ---------------------------  ----------------------------
        NAME            EXERCISE      REALIZED(2)      EXERCISABLE   UNEXERCISABLE  EXERCISABLE    UNEXERCISABLE
        ----            --------      -----------      -----------   -------------  -----------    -------------
 David A. Heap......         -              -              -           37,833            -           $510,746

 Mark C. Layton.....         -              -           29,727         44,059       $ 823,438         822,550

 Christopher Yates..         -              -           54,456         26,482       1,668,825         447,592

 James R. Powell....      12,738       $279,803         19,532         18,898         541,036         324,618

 Thomas J. Madden...       1,150         29,555         12,863         20,503         356,305         359,151

- - -------------------------

         (1) Calculated by determining the difference between $ 33 (the last sale price of the Common Stock on March 31, 1996 as reported by the Nasdaq National Market) and the exercise price of the shares of Common Stock underlying the options.

         (2) Calculated by determining the difference between the last sale price of the Common Stock on the date of exercise as reported by the Nasdaq National Market and the exercise price.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

                 The Compensation Committee of the Board of Directors (the "Committee") is presently comprised of Messrs. Heap, Murray and Jannotta and is responsible for approval or recommendation to the Board of Directors of the compensation arrangements for the Company's senior executive officers.

                 The Committee believes that the total compensation of the Company's senior executive officers should be primarily based on the subjective determination of the Committee as to the Company's overall financial performance and the individual contribution to such performance. The Committee further believes that a portion of total compensation should consist of variable, performance-based components such as stock option awards and bonuses, which it can increase or decrease to reflect its assessment of changes in corporate and individual performance. These incentive compensation programs are intended to reinforce management's commitment to enhance profitability and stockholder value.

                 In formulating compensation levels and policies for the 1996 fiscal year, the Committee did not retain an independent compensation consultant, nor did the Committee rely upon any formal study or review of comparable companies in the Company's industry. Nevertheless, the Committee believes that the Company's executive compensation salary levels may be less than industry norms in the Company's geographic regions.

                 The Committee annually establishes the salaries to be paid to the Chief Executive Officer and other senior executive officers during each fiscal year. Base salaries for senior executive officers are set to reflect the duties and level of responsibility in each position. In setting salaries, the Committee takes into account several factors including individual job performance, the level of responsibility and, to the extent information is available, competitive pay practices in the Company's industry. In considering job performance, the Committee generally ranks each individual's performance on a scale of "1 to 5", with "5" signifying excellent performance, "3" representing average performance and "1" representing unsatisfactory performance. Subject to the Committee's consideration of other factors, the Committee generally recommends a salary increase of between 6% or more (generally up to 10%) for individuals receiving a "5" rating, between 4% and 6% for individuals receiving a "4" rating, between 3% and 4% for individuals receiving a "3" rating and no increase for individuals receiving less than a "3" rating. Nevertheless, the Committee does not assign specific relative weights to the various factors it considers, but rather exercises its discretion and makes a judgment after considering all factors it deems relevant.

                 For fiscal year 1996, the base salary of Mr. David Heap, the Company's Chairman and Chief Executive Officer, was $385,000, which represented a 10% increase from his base salary for the prior fiscal year. The Committee believes that this amount appropriately reflected Mr. Heap's services as Chief Executive Officer, although such determination was not based upon any specific qualitative or quantitative formula.

                 In considering bonus compensation awards, and in order to more closely link executive compensation to the Company's performance, the Committee approved an agreement between the Company and Messrs. Heap and Layton pursuant to which, subject to the Company's pre-tax net income (excluding such extraordinary, unusual or non-recurring items as the Board of Directors deems appropriate, in accordance with generally accepted accounting principles) ("EBT") for each fiscal year (as set forth in the Company's audited Consolidated Financial Statements) being equal to or greater than the EBT projected in the Company's approved budget for such fiscal year, Messrs. Heap and Layton are each entitled to receive a cash bonus equal to (i) 1% of EBT, to the extent EBT is 100% to 105% of the projected EBT and (ii) 5% of that portion of EBT which exceeds 105% of the projected EBT. Pursuant to this Agreement, each of Messrs. Heap and Layton received a bonus of $280,676 for the 1996 fiscal year. For fiscal year 1996, the Committee also approved a similar bonus program for Messrs. Powell and Yates pursuant to which they were entitled to receive a cash bonus equal to (i) a .25% and .33%, respectively, of EBT, to the extent EBT is 100% of projected EBT and (ii) 1.25% and 1.65%, respectively, of that portion of EBT which exceeds 105% of projected EBT. Under this program, Mr. Yates received a bonus of $92,623 and Mr. Powell received a bonus of $70,169.

                 In keeping with the Committee's policy of linking executive compensation to Company performance, the Company's 1994 Stock Option Plan provides that, for each fiscal year, options may only be granted if the Company's EBT for such year equals or exceeds the Company's projected EBT for such year.

                 In addition, the 1994 Stock Option Plan contains general non-binding guidelines which the Committee considers in granting options.
Under these guidelines, the Committee classifies all executive employees into an A, B or C performance group, with such classification being based upon various factors, such as performance and contribution of each such person. The Committee then considers granting to each person in a performance group a number of options equal to the product obtained by multiplying the "performance multiplier" (as hereinafter defined) by the quotient obtained by dividing such person's average annual base salary (excluding bonuses and other compensation) for such fiscal year by 10,000. The performance multiplier for the A group is 725; the performance multiplier for the B group is 435; and the performance multiplier for the C group is 145. As provided in these guidelines, to the extent the Company's EBT in any fiscal year exceeds the projected EBT for such fiscal year, the Committee considers increasing the number of options granted using such excess (expressed as a percentage) to increase the performance multiplier.

                 Under the terms of the 1994 Stock Option Plan, the number of options to be issued to Messrs. Heap and Layton (for so long as such persons serve on the Stock Option Committee and for 12 months thereafter) is equal to the product obtained by multiplying 725 (the performance multiplier for the A group as described above) by the quotient obtained by dividing such person's annual base salary (excluding bonuses and other compensation) for such fiscal year by 10,000. In accordance with this formula, during fiscal year 1996, Mr. Heap received options to purchase 25,333 shares and Mr. Layton received options to purchase 18,020 shares. In addition, in recognition of such persons' contribution to the Company's performance and financial success during fiscal year 1995, the

Committee approved a special one-time grant of 12,500 options and 10,000 options to Messrs. Heap and Layton, respectively. All of such options have an exercise price of $19.50 per share which was the closing sale price of the Common Stock (as reported by the Nasdaq National Market) on the date of grant.

                 As part of its overall consideration of executive compensation, the Committee considers the anticipated tax treatment of various payments and benefits, including the applicability of Section 162(m) of the Internal Revenue Code which provides a limit on the deductibility of compensation for certain executive officers in excess of $1,000,000 per year. The Committee believes that no named officer in the Summary Compensation Table had taxable compensation for fiscal year 1996 in excess of the deduction limit. The Committee intends to continue to evaluate the impact of this Code provision.

                 The Committee believes that the policies and programs described above have supported the Company's business objectives and have contributed to the Company's performance.

                                        COMPENSATION COMMITTEE

                                        David A. Heap
                                        Timothy M. Murray
                                        Edgar D. Jannotta, Jr.



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                 The following table sets forth as of May 31, 1996, certain information regarding the beneficial ownership of the Common Stock by (i) each person who is known to the Company to beneficially own more than 5% of the Common Stock, (ii) each of the Directors and executive officers of the Company individually and (iii) the Directors and executive officers of the Company as a group. The information contained in this table reflects "beneficial ownership" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Unless otherwise indicated, the stockholders identified in this table have sole voting and investment power with respect to the shares owned of record by them.

                                                                             Number
               Name and Address of Beneficial Owner                        of shares                  Percent (1)
               ------------------------------------                        ---------                  -----------
 David A. Heap (2) . . . . . . . . . . . . . . . . . . . . . . .           1,068,974                     16.6%
       500 North Central Expressway
       Plano, Texas 75074

 Royal Bank of Canada Trust Company
 (Jersey) Limited, Brian Gerald Balleine,
 Kenneth Edward Rayner, Trustees,
 of the David Anthony Heap 1996
 Interest in Possession Settlement (3) . . . . . . . . . . . . .             565,173                      8.8%
       19-21 Broad Street
       St. Helier, Jersey, Channel Islands

 Royal Bank of Canada Trust Company
 (Jersey) Limited, Brian Gerald Balleine
 and Kenneth Edward Rayner, Trustees,
 of the David Heap Life Interest
 Settlement (No. 10) (4) . . . . . . . . . . . . . . . . . . . .             584,673                      9.1%
       19-21 Broad Street
       St. Helier, Jersey, Channel Islands

 William Blair Leveraged Capital Fund
 Limited Partnership . . . . . . . . . . . . . . . . . . . . . .             516,006                      8.0%
       222 West Adams Street
       Chicago, Illinois 60606

 Mark C. Layton (5)  . . . . . . . . . . . . . . . . . . . . . .             211,087                      3.3%
 Christopher Yates (6) . . . . . . . . . . . . . . . . . . . . .             124,048                      1.9%
 Harvey H. Achatz (7)  . . . . . . . . . . . . . . . . . . . . .              61,909                       *
 James R. Powell (8) . . . . . . . . . . . . . . . . . . . . . .              39,265                       *
 Randy L. Stancill (9) . . . . . . . . . . . . . . . . . . . . .              28,381                       *
 Thomas J. Madden (10) . . . . . . . . . . . . . . . . . . . . .              25,343                       *
 Peter D. Wharf (11) . . . . . . . . . . . . . . . . . . . . . .               7,902                       *
 Edgar D. Jannotta, Jr. (12) . . . . . . . . . . . . . . . . . .              10,327                       *
 Timothy M. Murray (12)  . . . . . . . . . . . . . . . . . . . .              20,000                       *
 Michael P. Krasny . . . . . . . . . . . . . . . . . . . . . . .               5,000                       *
 Peter Vikanis . . . . . . . . . . . . . . . . . . . . . . . . .                 --                        --
 All directors and executive officers
 as a group (12 persons) (13)  . . . . . . . . . . . . . . . . .           1,602,236                     24.9%

- - --------------------------

  *Represents less than 1%

  (1) This table is based on 6,437,774 shares of Common Stock outstanding as of May 31, 1996.

(2) Includes outstanding options to purchase 5,675 shares of Common Stock which are fully vested and exercisable. Does not include (i) 900 shares held by Mr. Heap's spouse as custodian for minor children as to which beneficial ownership is disclaimed, (ii) options to purchase 75,022 shares of Common Stock which are not vested or exercisable and (iii) an aggregate of 1,149,846 shares of Common Stock held of record by the trusts set forth above (the "Heap Trusts"). Although Mr. Heap and members of his family are the primary beneficiaries of the Heap Trusts, neither Mr. Heap nor such beneficiaries have voting or investment power with respect to such shares. Of the shares owned of record by Mr. Heap, 76,500 are pledged to a financial institution to secure indebtedness owing by Mr. Heap to such institution.

(3) Shares are held of record by a Trust established by Mr. Heap for which he and members of his family are the primary beneficiaries, although neither Mr. Heap nor such beneficiaries may exercise voting or investment power with respect to such shares.

(4) Shares are held of record by a Trust established by Mr. Heap for which he and members of his family are the primary beneficiaries, although neither Mr. Heap nor such beneficiaries may exercise voting or investment power with respect to such shares. All of such shares are pledged to a financial institution to secure indebtedness owing by such Trust and Mr. Heap to such institution.

(5) Includes outstanding options to purchase 49,969 shares of Common Stock which are fully vested and exercisable. Does not include outstanding options to purchase 58,733 shares of Common Stock which are not vested or exercisable.

(6) Includes outstanding options to purchase 63,821 shares of Common Stock which are fully vested and exercisable. Does not include outstanding options to purchase 37,677 shares of Common Stock which are not vested or exercisable.

(7) Includes outstanding options to purchase 27,658 shares of Common Stock which are fully vested and exercisable. Does not include outstanding options to purchase 3,360 shares of Common Stock which are not vested or exercisable.

(8) Includes outstanding options to purchase 24,527 shares of Common Stock which are fully vested and exercisable. Does not include outstanding options to purchase 33,233 shares of Common Stock which are not vested or exercisable.

(9) Includes outstanding options to purchase 2,005 shares of Common Stock which are fully vested and exercisable. Does not include outstanding options to purchase 7,541 shares of Common Stock which are not vested or exercisable.

(10) Includes outstanding options to purchase 20,868 shares of Common Stock which are fully vested and exercisable. Does not include outstanding options to purchase 29,085 shares of Common Stock which are not vested or exercisable.

(11) Includes outstanding options to purchase 7,902 shares of Common Stock which are fully vested and exercisable. Does not including outstanding options to purchase 21,505 shares of Common Stock which are not vested or exercisable.

(12) Does not include shares of Common Stock held by WBLCF as to which beneficial ownership is disclaimed.

(13) Includes outstanding options to purchase 202,425 shares of Common Stock which are fully vested and exercisable. Does not include (i) outstanding options to purchase 266,156 shares of Common Stock which are not vested or exercisable or (ii) shares of Common Stock held by WBLCF or the Heap Trusts.





CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

              PRIVATE PLACEMENT

              In December 1991, the Company and WBLCF entered into a Stock Purchase Agreement (as amended, the "Stock Purchase Agreement"), pursuant to which the Company issued to WBLCF an aggregate of 1,666,830 shares of Common Stock, warrants to purchase 398,678 shares of Common Stock (the "A Warrants") and warrants to purchase 470,671 shares of Common Stock (the "B Warrants") for an aggregate consideration of $10.0 million (the "Private Placement").

              The A Warrants and the B Warrants contained an exercise price of $0.01 per share. The A Warrants were exercised by the holders thereof in January 1995 in connection with the consummation of the Company's initial public offering, and the B Warrants were terminated, pursuant to their terms, on the effective date of the registration statement filed by the Company under the Securities Act with respect to such offering and are no longer outstanding.

              Under the terms of the Stock Purchase Agreement, the Company was prohibited from taking certain actions, including any merger, consolidation or acquisition (with certain exceptions for smaller transactions), sale of substantially all of its assets, liquidation, dissolution or certain charter amendments, without the consent of WBLCF. In addition, as part of the Private Placement, WBLCF was granted certain registration rights and the Company, WBLCF, Mr. Heap and the Heap Trusts entered into the Stockholders Agreement. See "Compensation Committee Interlocks and Insider Participation."

              In February 1996, following the consummation of a secondary offering of Common Stock by Mr. Heap and WBLCF, all of the provisions of the Stock Purchase Agreement and the Stockholders Agreement were terminated.

              CERTAIN TRANSACTIONS

              During the past several years, the Company made loans in varying amounts to David Heap, the Company's Chairman of the Board and Chief Executive Officer, and Mark Layton, the Company's President, Chief Operating and Financial Officer and a member of its Board of Directors, in order to provide such persons with the funds necessary to satisfy various personal obligations and for other purposes. In February 1995, Mr. Heap repaid his loan in full concurrent with the consummation of the Company's initial public offering. During fiscal year 1996, the largest amount owing by Mr. Layton was $395,052 and as of

May 31, 1996, Mr. Layton was indebted to the Company in the amount of $399,652. The indebtedness owing by Mr. Layton accrues interest at the rate charged to the Company for working capital borrowings and is due and payable in one installment on December 31, 1996.

              David Heap, the Company's Chairman of the Board and Chief Executive Officer, owns approximately a one-third equity interest in a small computer supplies dealer, Business Software Centers, Inc. ("BSC"). In December 1991, Mr. Heap agreed to remit to the Company any dividends, distributions or other amounts which he may receive in respect of such interest. Mr. Heap has not received any dividends, distributions or other amounts in respect of his equity interest and it is unlikely that he will receive any in the future.

              During fiscal year 1996, the Company's sales to BSC aggregated approximately $1,520,000, and constituted less than 1% of the Company's total sales in such fiscal year. Such sales were made in accordance with the Company's usual terms, except that BSC received extended payment terms in return for which BSC agreed, among other things, to provide the Company with quarterly financial information. In December 1993, the Company and BSC agreed that (i) $500,000 of the past due trade receivable then owing by BSC would be evidenced by a promissory note, payable in 48 monthly installments and accruing interest at the rate of 7% per annum, (ii) the Company would provide BSC with 60 day credit terms up to a maximum amount of $350,000 (subject to BSC continuing to meet its obligations under the note), (iii) BSC would provide the Company with quarterly financial information and (iv) at such time as the note is paid in full, Mr. Heap will transfer to BSC, for a nominal consideration, the one-third equity interest held in BSC. As of May 31, 1996, there was approximately $152,000 outstanding under the note and there were no past due trade amounts payable by BSC to the Company.

                               PERFORMANCE GRAPH

              The following line graph displays the cumulative total return to stockholders of the Company's Common Stock from January 27, 1995 (the commencement of trading of the Company's Common Stock) to March 31, 1996, compared to the cumulative total return for the Total Return Index for The Nasdaq Stock Market (US), a broad market index, and to the Nasdaq Non-Financial Stocks Index, an index of non-financial companies found within a range of Standard Industrial Classification code numbers, which includes the Company.

              The graph assumes a $100 investment in the Company's Common Stock on January 27, 1995 at the initial offering price of $15 per share. The graph also assumes investments in the Nasdaq Total Return (US) Index and the Nasdaq Non-Financial Stocks Index of $61.32 and $67.18 respectively on March 31, 1991. The value of these investments would have increased to $100 on January 27, 1995.

              Although the Common Stock has only been publicly-held since January 1995, the graph shows the performance of the Nasdaq Total Return (US) Index and the Nasdaq Non-Financial Stocks Index for the past five years. This information is being provided as the Company believes that it enhances the reader's understanding of the performance of the Common Stock. Depicting the two Nasdaq indexes only for the period that the Common Stock has been publicly-held would deprive the reader of the historical perspective of the indexes.


                                   [CHART]


                                                   3/31/91    3/31/92   3/31/93       3/31/94    1/27/95       3/31/95    3/31/96
                                                   -------    -------   -------       -------    -------       -------    -------
                 Daisytek                                                                        100.00        146.67     220.00
                 Nasdaq U.S. (a)                    61.32      78.15     89.84         96.97     100.00        107.87     146.48
                 Nasdaq nonfinancial (a)            67.18      83.63     90.22         99.00     100.00        107.90     143.48

           (a) Prepared by the Center for Research in Security Prices

                                     ITEM 2

                     PROPOSED AMENDMENT TO COMPANY CHARTER


              The Board of Directors recommends that Article Fourth of the Company's Amended and Restated Certificate of Incorporation be amended for the purpose of increasing the number of authorized shares of Common Stock from 10 million shares to 20 million shares. The form of Amendment is set forth as Appendix I to this Proxy Statement.

              The additional authorized shares may be used in the future for any proper corporate purpose approved by the Board of Directors. Permissible uses might include financings, corporate mergers or acquisitions, employee benefit programs, acquisitions of property, funding of new product programs or businesses, stock dividends, stock splits and other corporate purposes. No further action or authorization by the stockholders would be necessary prior to the issuance of additional shares unless the applicable laws or regulations or the rules of any stock exchange on which the Company's common stock may then be listed require such approval. If the proposed Amendment is adopted, all or any of the authorized shares of Common Stock may be issued without first offering such shares to existing stockholders for subscription. The issuance of such shares otherwise than to existing stockholders on a pro rata basis could have the effect of reducing an existing stockholder's proportionate interests. The Company has no present plans, agreements, commitments or understandings regarding the issuance of any newly authorized shares.

              As is presently the case, the availability for issuance of additional shares of Common Stock could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company. For example, the issuance of shares of Common Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The Company is not aware of any efforts to obtain control of the Company.

              If adopted, the Amendment will be effective upon filing with the Delaware Secretary of State as required by the General Corporation Law of Delaware. It is anticipated that this will occur promptly following the date of the Annual Meeting.

              The Board of Directors recommends a vote FOR the adoption of the Amendment to the Company's Amended and Restated Certificate of Incorporation.

                                     ITEM 3

             PROPOSAL TO ADOPT THE COMPANY'S NON-EMPLOYEE DIRECTOR
                         STOCK OPTION AND RETAINER PLAN

              The Company's Non-Employee Director Stock Option and Retainer Plan (the "Plan") was adopted by the Company's Board of Directors in April 1996 and is subject to approval by stockholders at the Annual Meeting. The following description of the Plan is qualified in its entirety by the provisions of the Plan, a copy of which is attached as Appendix II to this Proxy Statement.

              The Plan was adopted to enable the Company to provide an incentive to attract and retain qualified outside directors to serve on the Company's Board of Directors and to further the identity of interests of the outside directors and stockholders of the Company. There are currently four outside directors on the Board.

              Under the Plan, outside directors may elect to receive payment of all or any portion of their annual director's fee either in cash or shares of Common Stock. Any election to receive shares must be made pursuant to an election at least six months in advance of the date such payment is due (or such earlier date as may be permitted under Rule 16b-3 promulgated under the Exchange Act), and such election may not be revoked except by a revocation made at least six months prior to its effective date (or such earlier date as may be permitted under Rule 16b-3). The number of shares is determined by the fair market value of a share of Common Stock as of the most recent trading day immediately preceding the date payment is due.

              The Plan is a formula grant plan pursuant to which each outside director will receive an option to purchase 1,000 shares as of the date of the Annual Meeting. Commencing with the 1997 fiscal year, and on a cumulative basis for each fiscal year thereafter, the number of options to be issued to each outside director will increase by the percentage increase, if any, in the Company's EBT for such fiscal year over the Company's EBT for the immediately preceding fiscal year. No options will be issued, however, with respect to any fiscal year in which the Company's EBT does not equal or exceed the Company's projected EBT for such year, nor will any options be issued to any outside director who does not attend at least 75% of all Board (and committee) meetings held during such fiscal year. All options will be non-qualified options for federal income tax purposes, will be issued as of the date of the Company's annual meeting of stockholders and will have an exercise price equal to the fair market value of a share of Common Stock as of such date. All options are subject to a three year cumulative vesting schedule under which 15% vest after the first year, 50% vest after the second year and 100% vest after the third year; provided, however, that all options fully vest upon the termination of the outside director's service as a director so long as such termination is no earlier than one year from the date of grant. All vested options must be exercised before the earlier of (i) ten years from the date of grant, (ii) one year from the date of the outside director's death or retirement due to disability or (iii) three months from the termination of the outside director's service as a director other than by reason of death or disability.

              The aggregate number of shares of Common Stock which may be issued under the Plan is 50,000. The Plan will be administered by a committee of two Directors appointed by the Board or, in and absence of such appointment, by the Board; provided, however, that the Plan will be administered in a manner sufficient to comply with the provisions of Rule 16b-3 and, in particular, in order to provide that the persons responsible for the administration of the Plan satisfy any requirements of Rule 16b-3. The Plan may be amended or modified by the Board from time to time; provided, however, that no amendment or modification which requires shareholder approval under Rule 16b-3 will be effective in the absence of such approval.

              The Board of Directors recommends a vote FOR adoption of the Company's Non-Employee Director Stock Option and Retainer Plan.

                                     ITEM 4

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

              The Company has appointed Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending March 31, 1997. Arthur Andersen LLP has audited the Company's financial statements since 1988. Ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. In the event shareholders do not ratify the appointment of Arthur Andersen LLP as the Company's independent auditors, such appointment will be reconsidered by the Audit Committee and the Board of Directors. Representatives of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

              The Board of Directors of the Company recommends a vote FOR ratification of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending March 31, 1997.

                              GENERAL INFORMATION

VOTING PROCEDURES

              All matters specified in this Proxy Statement that are to be voted on at the Annual Meeting will be by written ballot. One or more inspectors of election will be appointed, among other things, to determine the number of shares outstanding and the voting power of each, the shares represented at the Annual Meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes or ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result.

SOLICITATION COSTS

              The Company will pay the cost of preparing and mailing this Proxy Statement and other costs of the proxy solicitation made by the Board of Directors. Certain of the Company's officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors' recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Such solicitations may be made by personal interview or telephone. Arrangements have also been made with brokerage firms and others for the forwarding of proxy solicitation materials to the beneficial owners of Common Stock, and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred in connection therewith.

STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

              A stockholder desiring to submit an otherwise eligible proposal for inclusion in the Company's proxy statement for the 1997 annual meeting of stockholders of the Company must deliver the proposal so that it is received by the Company no later than March 2, 1997. The Company requests that all such proposals be addressed to the Company's Secretary at the Company's principal executive offices, 500 North Central Expressway, Plano, Texas 75074, and mailed by certified mail, return-receipt requested.

COMPLIANCE WITH CERTAIN REPORTING OBLIGATIONS

              Section 16(a) of the Exchange Act requires the Company's executive officers, directors and controlling stockholders to file initial reports of ownership and reports of changes of ownership of the Company's Common Stock with the Securities and Exchange Commission and the Company. To the Company's knowledge, all reports required to be so filed were filed in accordance with the provisions of said Section 16(a).

FINANCIAL AND OTHER INFORMATION

              The Company's Annual Report for the year ended March 31, 1996, including financial statements, is being sent to stockholders of record as of the Record Date together with this Proxy Statement. The Annual Report is not a part of the proxy solicitation materials. The Company will furnish, without charge, a copy of its Annual Report on Form 10-K for the year ended March 31, 1996 as filed with the Securities and Exchange Commission to any stockholder who submits a written request to the Company at its executive offices, 500 North Central Expressway, Plano, Texas 75074, Attention: Investor Relations.

                                 OTHER MATTERS

              The Board of Directors knows of no matters other than those described in this Proxy Statement which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, or any adjournment thereof, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their best judgment.


                                        By Order of the Board of Directors,


                                        Harvey Achatz
                                        Secretary


Plano, Texas
June 26, 1996

                                                                      APPENDIX I

                            CERTIFICATE OF AMENDMENT

                                       OF

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       DAISYTEK INTERNATIONAL CORPORATION

                            (A DELAWARE CORPORATION)

It is hereby certified that:

1. The name of the corporation (hereinafter called the "Corporation") is Daisytek International Corporation.

2. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH of Section 4 thereof and by substituting in lieu of said Article the following new Article
FOURTH:

                 "The total number of shares which the Corporation shall have authority to issue is Twenty-one Million (21,000,000) shares, consisting of One Million (1,000,000) shares of Preferred Stock, of a par value of One Dollar ($1.00) per share (hereinafter called "Preferred Stock"), and Twenty Million (20,000,000) shares of Common Stock, of the par value of One Cent ($.01) per share (hereinafter called "Common Stock")."

3. The amendment of the Amended and Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

Signed on August 2, 1996.

                                           DAISYTEK INTERNATIONAL CORPORATION

                                           By:
                                               -------------------------------
                                               Mark C. Layton, President

ATTEST:

By:
    ------------------------------
    Harvey Achatz, Secretary

                                                                     APPENDIX II

              NON-EMPLOYEE DIRECTOR STOCK OPTION AND RETAINER PLAN

                                       OF

                       DAISYTEK INTERNATIONAL CORPORATION
                           __________________________

              Daisytek International Corporation, a corporation organized under the laws of the State of Delaware, hereby adopts this Non-Employee Director Stock Option and Retainer Plan. The purposes of this Plan are as follows:

              (1) To further the growth, development and financial success of the Company by providing incentives to its non-employee Directors by assisting them to become owners of the Company's Common Stock and thus to benefit directly from its growth, development and financial success.

              (2) To enable the Company to obtain and retain the services of qualified non-employee Directors in order to contribute to the long-range success of the Company by providing and offering them an opportunity to become owners of the Company's Common Stock.

                                   ARTICLE I

                                  DEFINITIONS

              Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

Section 1.1 - Board

              "Board" shall mean the Board of Directors of the Company.

Section 1.2 - Code

              "Code" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.3 - Committee

              "Committee" shall mean the Committee appointed by the Board, as provided in Section 6.1.

Section 1.4 -  Company

               "Company" shall mean Daisytek International Corporation, a Delaware corporation.

Section 1.5 -  Director

               "Director" shall mean a member of the Board who is not an Employee.

Section 1.6 -  Effective Date

               "Effective Date" shall mean the date upon which this Plan shall be approved by the stockholders of the Company in accordance with the Company's bylaws.

Section 1.7 -  Employee

               "Employee" shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Code) of the Company, or of any corporation which is then a Parent Corporation or a Subsidiary.

Section 1.8 -  Exchange Act

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

Section 1.9 -  Non-Qualified Option

               "Non-Qualified Option" shall mean an Option which is not an incentive stock option and is not qualified under Section 422 of the Code.

Section 1.10 - Officer

               "Officer" shall mean an officer of the Company, as defined in Rule 16a-1(f) under the Exchange Act, as such Rule may be amended in the future.

Section 1.11 - Option

               "Option" shall mean an option to purchase Common Stock of the Company granted under the Plan.

Section 1.12 - Optionee

               "Optionee" shall mean a Director to whom an Option is granted under the Plan.

Section 1.13 - Parent Corporation

               "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.14 - Plan

               "Plan" shall mean this Non-Employee Director Stock Option and Retainer Plan of Daisytek International Corporation.

Section 1.15 - Retainer

               "Retainer" shall mean the annual cash retainer payable to each Director for services as a member of the Board and any committee or committees of the Board.

Section 1.16 - Rule 16b-3

               "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended in the future.

Section 1.17 - Secretary

               "Secretary" shall mean the Secretary of the Company.

Section 1.18 - Securities Act

               "Securities Act" shall mean the Securities Act of 1933, as amended.

Section 1.19 - Shares

               "Shares" shall mean shares of the Company's Common Stock, $.01 par value.

Section 1.20 - Subsidiary

               "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.21 - Termination

               "Termination" shall mean the time when the Director no longer serves as a member of the Board, including, but not by way of limitation, a termination by resignation, discharge, death or retirement.

                                   ARTICLE II

                             SHARES SUBJECT TO PLAN

Section 2.1 -  Shares Subject to Plan

               The Shares of stock subject to this Plan shall be shares of the Company's Common Stock, $.01 par value. The aggregate number of such Shares which may be issued pursuant to this Plan shall be 50,000.

Section 2.2 -  Unexercised Options

               If any Option expires or is canceled without having been fully exercised, the number of Shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation, may again be optioned hereunder, subject to the limitations of Section 2.1.

Section 2.3 -  Changes in Company's Shares

               In the event that the outstanding Shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, appropriate adjustments shall be made by the Committee in the number and kind of Shares which may be issued hereunder, including adjustment to the number of Options to be issued to Directors hereunder and adjustment to the aggregate number of Shares subject hereto.

                                  ARTICLE III

                     RETAINER FEES AND GRANTING OF OPTIONS

Section 3.1 -  Payment of Retainer

               (a) Commencing on the Effective Date, each Director may elect under the Plan to receive payment of any Retainer (in such installments as such Retainer shall be payable) in Shares, in lieu of cash, by submitting a written election (the "Notice of Election") to the Company. The Notice of Election shall become effective six months following the date of the Notice of Election or such earlier date as may be permitted under Rule 16b-3 (the "Election Effective Date") and, from and after the Election Effective Date, all Retainers payable to the electing Director (whether in installments or otherwise) shall be payable in Shares in the manner set forth herein.

              (b) Each Notice of Election shall become effective on its Election Effective Date and shall continue in effect until revoked by the electing Director in a written notice of revocation (the "Notice of Revocation") delivered to the Company; provided, however, that no Notice of Revocation shall become effective until six months following the date of the Notice of Revocation or such earlier date as may be permitted under Rule 16b-3.

              (c) If no Notice of Election is submitted to the Company, all Retainers shall be payable in cash.

Section 3.2 - Number of Shares

              The number of Shares to be issued to each Director electing to have his or her Retainer paid in Shares shall be determined by dividing the dollar amount of the then payable Retainer by the fair market value of the Shares as of the most recent trading day immediately prior to the date the Retainer is otherwise payable. No fractional Shares shall be issued and any fractional Share shall be rounded to the nearest whole Share. Subject to the terms and provisions hereof, all Shares shall be issued in certificate form in the name of the Director (or any designee) as promptly as practicable following the date of payment. For purposes of this Section, fair market value shall be determined in accordance with Section 4.2(b) below.

Section 3.3 - Eligibility

              Each Director shall be granted Options in accordance with the provisions set forth herein.

Section 3.4 - Non-Qualification of Options

              Each Option shall be a Non-Qualified Option.

Section 3.5 - Granting of Options

              (a) Each person who is a Director on the Effective Date shall receive an Option to purchase 1,000 Shares as of such date.

              (b) Options shall be granted to each Director under this Plan with respect to the Company's 1997 fiscal year and each fiscal year thereafter so long as this Plan remains in effect, provided, however, that for each such fiscal year, the Company's consolidated income from operations before taxes (excluding such extraordinary, unusual or non-recurring items as the Committee shall determine to be appropriate, in accordance with generally accepted accounting principles) ("EBT") must equal or exceed the projected EBT for such year as set forth in the annual budget for such year approved by the Board within 90 days of the first day of such fiscal year.

              (c) No Options shall be granted to any Director in respect of the 1997 fiscal year or any fiscal year thereafter if the Company's EBT for such fiscal year does not equal or exceed the projected EBT for such year as aforesaid.

              (d) For each fiscal year for which Options shall be granted hereunder, the number of Options to be granted to each Director shall equal the sum of the "Option Amount" plus the "Adjustment Amount." As used herein, the "Option Amount" shall mean the number of Options granted to each Director hereunder for the immediately preceding year (which shall be 1,000 for fiscal year 1996) and the "Adjustment Amount" shall mean the product obtained by multiplying (1) the percentage increase, if any, in the Company's EBT for such fiscal year over the Company's EBT for the immediately preceding fiscal year by
(2) the Option Amount.

              (e) Subject to the provisions set forth above, the Options to be granted to each Director hereunder in respect of each fiscal year shall be granted to those persons serving as Directors on the date of the Company's Annual Meeting of Stockholders immediately following the last day of such fiscal year, provided that such Director shall have attended at least 75% of the meetings of the Board (which may include committee meetings) held during such fiscal year.

              (f) For purposes of illustration, if the Company's fiscal 1997 EBT equals or exceeds the projected EBT for such year, and if the Company's fiscal 1997 EBT is 10% greater than the Company's fiscal 1996 EBT, then each person serving as a Director on the date of the Company's 1997 Annual Meeting of Stockholders (to be held following the last day of the 1997 fiscal year) shall receive 1,100 Options, calculated as follows:

      Option Amount = 1,000 = Options granted for fiscal year 1996 Adjustment Amount = 100 = 1,000 x 10%
      Options Granted = 1,100

                                   ARTICLE IV

                                TERMS OF OPTIONS

Section 4.1 - Option Agreement

              Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized Officer of the Company and which shall contain such terms and conditions as are consistent with the Plan.

Section 4.2 - Option Price

              (a) The price of the Shares subject to each Option shall be equal to 100% of the fair market value of such Shares on the date such Option is granted.

              (b) For purposes of the Plan, the fair market value of a Share of the Company's Common Stock as of a given date shall be: (i) the closing price of a Share of the Company's Common Stock on the principal exchange on which Shares of the Company's Common Stock are then trading; or (ii) if such Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the Company's Common Stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Company's Common Stock, in each case, on such date as reported by NASDAQ or such successor quotation system; or (iii) if such Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Company's Common Stock, on such date, as determined in good faith by the Committee; or (iv) if the Company's Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

Section 4.3 - Commencement of Exercisability

              (a) No Option may be exercised in whole or in part during the six months after such Option is granted.

              (b) Subject to the provisions of paragraph (c) below, each Option granted hereunder shall be subject to the following cumulative vesting schedule:

              (i) Until the date which is one year from the date of grant, the Option shall not be vested and shall not be exercisable as to any of the shares subject thereto;

              (ii) From and after the date which is one year from the date of grant, the Option shall vest and be exercisable as to 15% of the number of shares subject thereto;

              (iii) From and after the date which is two years from the date of grant, the Option shall vest and be exercisable as to 50% of the original number of shares subject thereto; and

              (iv) From and after the date which is three years from the date of grant, the Option shall be fully vested and be exercisable as to 100% of the number of shares subject thereto.

              (c) Upon the Termination of the holder of an Option, such portion of such Option which has not then vested and become exercisable shall automatically become fully vested and exercisable, provided, however, that such Termination shall not be less than one year from the date of grant of such Option.

Section 4.4 - Expiration of Options

              No Option may be exercised to any extent after the first to occur of the following events:

              (i) The expiration of ten years from the date the Option was granted; or

              (ii) Except in the case of any Optionee who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of three months from the date of the Optionee's Termination for any reason other than such Optionee's death; or

              (iii) With respect to an Option held by an Optionee who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of one year from the date of the Optionee's Termination for any reason other than such Optionee's death unless the Optionee dies within said one-year period; or

              (iv) The expiration of one year from the date of the Optionee's death with respect to all Options held by such Optionee.

Section 4.5 - Adjustments in Outstanding Options

              In the event that the outstanding Shares of the stock subject to Options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in Option price per share. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company and all other interested persons.

                                   ARTICLE V

                              EXERCISE OF OPTIONS

Section 5.1 - Person Eligible to Exercise

              During the lifetime of the Optionee, only such Optionee may exercise an Option (or any portion thereof) granted to him; provided, however, that, unless otherwise prohibited by Rule 16b-3, an Optionee may transfer all or any portion of an Option to his spouse or immediate family member or any trust for the benefit thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.



Section 5.2 - Partial Exercise

              At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof becomes unexercisable under the Plan, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and the Committee may, by the terms of the Option, require any partial exercise to be with respect to a specified minimum number of shares.

Section 5.3 - Manner of Exercise

              An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when such Option or such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement:

              (a) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Committee; and

              (b)(i) Full payment (in cash or by check) for the Shares with respect to which such Option or portion is thereby exercised; or

              (ii)(A) Shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer to the Company or (B) subject to the timing requirements of Section 5.4, Shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, with a fair market value (as determined under Section 4.2(b)) on the date of Option exercise equal to the aggregate Option price of the Shares with respect to which such Option or portion is thereby exercised; or

              (iii) Any combination of the consideration provided in the foregoing subsections (i) and (ii); and

              (c) The payment to the Company (or other employer corporation) of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option; provided, that any combination of the following may be used to make all or part of such payment: (i) Shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer or (ii) subject to the timing requirements of Section 5.4, Shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, valued in accordance with Section 4.2(b) at the date of Option exercise; and

              (d) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on Share certificates and issuing stop-transfer orders to transfer agents and registrars; and

              (e) In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

Section 5.4 - Certain Timing Requirements

              Shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option may be used to satisfy the Option price or the tax withholding consequences of such exercise only (i) during the trading window period following the date of release of the quarterly or annual summary statement of sales and earnings of the Company as may be established by the Company for its senior executives from time to time or (ii) pursuant to an irrevocable written election by the Optionee to use Shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option to pay all or part of the Option price or the withholding taxes made at least six months prior to the payment of such Option price or withholding taxes.

Section 5.5 - Conditions to Issuance of Stock Certificates

              The Shares of stock issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares which have then been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for Shares of stock issued in payment of any Retainer or purchased upon the exercise of any Option or portion thereof prior to the fulfillment of all of the following conditions:

              (a) The admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; and

              (b) The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, if any such registration or qualification may be necessary or advisable; and

              (c) The obtaining of any approval or other clearance from any state or federal governmental agency which may be necessary or advisable; and

              (d) The payment to the Company (or other employer corporation) of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option; and

              (e) The lapse of such reasonable period of time following the exercise of the Option as the Secretary of the Company may establish from time to time for reasons of administrative convenience.





                                   ARTICLE VI

                                 ADMINISTRATION

Section 6.1 - Committee

              The Plan shall be administered by the Committee which shall consist of two or more members of the Board, as the Board may appoint from time to time; provided, however that, in the absence of such appointment, the Plan shall be administered by the Board (in which event the term "Committee" as used herein shall mean the Board); provided, further, however, that, notwithstanding the foregoing, the Plan shall be construed, interpreted, implemented and administered in a manner sufficient to comply with the provisions of Rule 16b-3, and, in particular, in order to provide that the members of the Committee shall at all times satisfy the requirements set forth therein.

Section 6.2 - Duties and Powers of Committee

              It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.

Section 6.3 - Majority Rule

              The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

Section 6.4 - Compensation; Professional Assistance; Good Faith Actions

              Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.


                                  ARTICLE VII

                                OTHER PROVISIONS

Section 7.1 - Options Not Transferable

              Except as set forth in Section 5.1 hereof, no Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 7.1 shall prevent transfers by will or by the applicable laws of descent and distribution.

Section 7.2 - Amendment, Suspension or Termination of the Plan

              The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee; provided, however, that no amendment or modification which requires shareholder approval under Rule 16b-3, if any, shall be effective in the absence of such approval. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Option, impair any rights or obligations under any Option theretofore granted. No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under this Plan after the first to occur of the following events:

              (a) March 31, 2006; or

              (b) The expiration of ten years from the date the Plan is approved by the Company's shareholders under Section 7.3.

Section 7.3 - Approval of Plan by Shareholders

              This Plan will be submitted for the approval of the Company's shareholders within 12 months after the date of the Board's initial adoption of the Plan. No Options shall be granted prior to such shareholder approval. The Company shall take such actions with respect to the Plan as may be necessary to satisfy the requirements of Rule 16b-3(b).

Section 7.4 - Effect of Plan Upon Other Option and Compensation Plans

              The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary to (a) establish any other forms of incentives or compensation for employees and Directors of the Company, any Parent Corporation or any Subsidiary or (b) grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

Section 7.5 - Titles

              Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

Section 7.6 - Conformity to Securities Laws

              The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

                       DAISYTEK INTERNATIONAL CORPORATION
                                     PROXY

           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - AUGUST 2, 1996

          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned shareholder of Daisytek International Corporation (the "Company") hereby constitutes and appoints DAVID A. HEAP, MARK C. LAYTON and HARVEY H. ACHATZ, or any of them, the attorneys or attorney and proxies or proxy of the undersigned with full power of substitution and revocation for and in the name of the undersigned, to attend the Annual Meeting of Shareholders of the Company to be held at the Stonebriar Country Club in Frisco, Texas on August 2, 1996 at 10:00 a.m., and any adjournment or adjournments thereof, receipt of the notice of which meeting stating the purposes thereof being hereby acknowledged, to vote all of the shares of the Company which the undersigned would be entitled to vote if then personally present as indicated on the reverse side hereof.

     This Proxy is given and is to be construed under the laws of the State of Delaware and will be voted "FOR" nominee named herein and "FOR" Proposal 2, 3 and 4, if, in any case, the undersigned has not specified a choice in the space provided therefor. This proxy when properly executed will be voted in the manner directed herein by the undersigned.

                                                     (Continued on other side)

                                 DAISYTEK INTERNATIONAL CORPORATION
                                 P.O. BOX 11326
                                 NEW YORK, N.Y. 10203-0328

           [          ]

1.  ELECTION OF DIRECTORS                       FOR the nominees   [ X ]
                                                listed below

    WITHHOLD AUTHORITY to vote      [ X ]       EXCEPTION          [ X ]
    for the nominees listed below:


The nominees to Class II are MARK C. LAYTON and TIMOTHY M. MURRAY

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name.)


2.  To approve an amendment to the Company's Amended and Restated
    Certificate of Incorporation increasing the number of authorized shares of Common Stock.

    FOR   [ X ]   AGAINST  [ X ]  ABSTAIN  [ X ]


3. To approve the Company's Non-Employee Director Stock Option and Retainer Plan.

    FOR   [ X ]   AGAINST  [ X ]  ABSTAIN  [ X ]


4.  Approval of Auditors.

    FOR   [ X ]   AGAINST  [ X ]  ABSTAIN  [ X ]


To vote all of such shares as they or he or she may deem proper upon all other matters that may properly come before said meeting and any adjournment or adjournments thereof.

I plan to attend the Annual Meeting in person.
The number of shareholders in my party, including myself, will be ___________.


          Address Change and
          or Comments Mark Here  [ X ]

          Please date and sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. (Executors, Administrators, Trustees, etc., should so indicate)

          Dated:                                                       , 1996
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                               (Stockholder sign here)

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                               (Stockholder sign here)

Votes MUST be indicated (x) in Black or Blue Ink.          [  X  ]

Sign, Date, and Return the Proxy Card Promptly Using the Enclosed Envelope.